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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, FL 33407

Dear Sirs:

We hereby consent to the use in the Form 10-KSB Annual Report of Saf T Lok Incorporated for the year ended December 31, 1998, our report dated March 24, 1999, relating to the financial statements of Saf T Lok Incorporated which appear in such Form 10-KSB.

                                                       GOLDBERG & COMPANY, P.A.

West Palm Beach, Florida
April 14, 2000